EXHIBIT 99.1

NetManage Reports Financial Results for First Quarter 2008

CUPERTINO, Calif., May 13, 2008 (PRIME NEWSWIRE) -- NetManage, Inc. (Nasdaq:NETM), a software company that provides the fastest way to transform legacy applications into new Web-based business solutions, today reported financial results for the first quarter ended March 31, 2008.

Net revenues for the first quarter of 2008 increased to $8.9 million compared to $7.7 million in the prior year period. Net income for the first quarter of 2008 grew to $305,000, or $0.03 per fully diluted share, compared to a net loss of $3.6 million, or ($0.37) per fully diluted share in the prior year period.

Cash, cash equivalents and investments increased to $29.9 million at March 31, 2008 compared to $25.4 million, reported at December 31, 2007.

Management Commentary

"For the first quarter of 2008, NetManage posted solid year over year revenue growth, delivered the fourth consecutive quarter of profitability and generated strong, positive cash flow," said Zvi Alon, chairman, president and CEO of NetManage. "During the quarter, we continued to decrease operating expenses from the same period last year and continued to leverage our business model to generate cash. Our sales team is executing on a defined strategy to grow our customer base and expand our relationships within existing partnerships -- signing six new technology deals already this year. NetManage is well positioned to capture future opportunities as a standalone company and is targeting steady cash flow generation and continued profitability."

Recent Operational Highlights:

 * Banco Desio, an Italy-based banking company, deployed NetManage's
   OnWeb to unify access to proprietary and new applications through a
   Single Sign On (SSO) for its 1,500 employees and improve the printing abilities of its legacy applications by providing PDF print formatting and layout customization.

 * Honda Motor Europe (South) S.A. used OnWeb to take its
   international mainframe data mobile, accessing customer and vehicle information in real-time using PDAs.

 * The Company announced the release of its Right Start program, a two-day consultation service for OnWeb and OnWeb Web-to-Host customers, designed to meet the specific customized requirements of each customer while staying within budget.

Conference Call Information

The Company has scheduled a conference call to review the results at 1:30 p.m. PT (4:30 p.m. ET) on Tuesday, May 13, 2008. The conference will be broadcast live via the investor relations section of the NetManage Web site at www.netmanage.com or by dialing 785-830-1923 and entering pass code 2547421#. A playback of the conference call will be available on the NetManage investor relations Web site or by dialing 719-457-0820 and entering the pass code 2547421#, until May 20, 2008.

NetManage will furnish this press release to the Securities and Exchange Commission on Form 8-K and will post this release in the Investors section of its Web site prior to its conference call.

About NetManage

NetManage, Inc. (Nasdaq:NETM) is a software company that provides the fastest way to transform legacy applications into new Web-based business solutions. More than 10,000 customers worldwide, including the majority of the Fortune 500, have chosen NetManage for mission critical application integration. For more information, visit http://www.netmanage.com.

The NetManage logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=2691

NetManage, the NetManage logo, the lizard-in-the-box logo, Incremental SOA, OnWeb, Librados, RUMBA, ONESTEP, ViewNow, SupportNow, Chameleon and Chameleon design, are either trademarks or registered trademarks of NetManage, Inc. in the United States and/or other countries. All other trademarks are the property of their respective owners.

This press release contains, in addition to historical information, forward-looking statements that involve risks and uncertainties, including statements regarding improvement in the Company's competitive position, improvement in financial results and business pipeline, the Company's positioning in its market, and the progress and benefits of the Company's execution on its business plan. The Company's actual results could differ materially from the results discussed in the forward-looking statements. The factors that could cause or contribute to such differences include, among others, that competitive pressures continue to increase, that the markets for the Company's products could grow more slowly than the Company or market analysts believe, that the Company is unable to integrate or take advantage of its acquisitions successfully, or that the Company will not be able to take advantage of growth in the Company's target markets. Additional information on these and other risk factors that could affect the Company's financial results is included in the Company's Annual Report on Form 10-K, Forms 10-Q, Forms 8-K and other documents filed with the Securities and Exchange Commission.

                           NETMANAGE, INC.
              CONDENSED CONSOLIDATED BALANCE SHEET DATA
                            (In thousands)
                             (Unaudited)

                                               March 31,   December 31,
                                                 2008          2007
                                              -----------  -----------

                Assets
 Cash, cash equivalents and short-term
  investments                                 $    29,920  $    25,364
 Accounts receivable, net                           4,985       10,530
 Prepaid expenses and other current assets            924          802
                                              -----------  -----------

   Total current assets                            35,829       36,696

 Property and equipment, net                        1,254        1,414
 Goodwill                                           3,648        3,648
 Other intangibles and purchased technology,
  net                                                 617          714
 Other long-term assets                               178          185
                                              -----------  -----------

     Total assets                             $    41,526  $    42,657
                                              ===========  ===========

      Liabilities and Stockholders' Equity

 Current liabilities                          $     5,881  $     5,897
 Current deferred revenue                          13,382       14,968
                                              -----------  -----------
   Total current liabilities                       19,263       20,865

 Long-term deferred revenue                           313          445
 Long-term income taxes payable                       229          229
 Other long-term liabilities                          491          530
                                              -----------  -----------
   Total long-term liabilities                      1,033        1,204
                                              -----------  -----------
     Total liabilities                             20,296       22,069

 Stockholders' equity                              21,230       20,588
                                              -----------  -----------

     Total liabilities and stockholders'
      equity                                  $    41,526  $    42,657
                                              ===========  ===========

                           NETMANAGE, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
              (In thousands, except per share amounts)
                             (Unaudited)

                                                    Three months ended
                                                         March 31,
                                                      2008      2007
                                                    --------  --------

 Net revenues:
   License fees                                     $  2,416  $  1,770
   Services                                            6,473     5,914
                                                    --------  --------

 Total net revenues                                    8,889     7,684
                                                    --------  --------

 Cost of revenues:
   License fees                                          158       270
   Services                                              912       760
   Amortization of intangible assets                      81        81
                                                    --------  --------
 Total cost of revenues                                1,151     1,111
                                                    --------  --------

 Gross margin                                          7,738     6,573
                                                    --------  --------

 Operating expenses:
   Research and development                            1,376     1,738
   Sales and marketing                                 3,926     5,042
   General and administrative                          1,706     1,466
   Restructuring charge                                  370     2,196
   Amortization of intangible assets                      15        15
                                                    --------  --------

 Total operating expenses                              7,393    10,457
                                                    --------  --------

 Income (loss) from operations                           345    (3,884)

 Interest income and other, net                          182       302
 Foreign currency transaction income (loss)             (154)       63
                                                    --------  --------

 Income (loss) before provision for income taxes         373    (3,519)

 Provision for income taxes                               68        37
                                                    --------  --------

 Net income (loss)                                  $    305  $ (3,556)
                                                    ========  ========

 Net income (loss) per share:
     Basic                                          $   0.03  $  (0.37)
     Diluted                                        $   0.03  $  (0.37)

 Weighted average common shares and equivalent:
     Basic                                             9,630     9,540
     Diluted                                           9,714     9,540

CONTACT:  NetManage, Inc.
          Jeanne Buffa
          (408) 342-7655
          jeanne.buffa@netmanage.com

          The Blueshirt Group
          Investor Contacts:
          Brinlea Johnson
            brinlea@blueshirtgroup.com
          Alex Wellins
            alex@blueshirtgroup.com
          (212) 551-1453